UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

REMITLY GLOBAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40822	83-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 2100

Seattle, WA 98101

(Address of Principal Executive Offices and Zip Code)

(888) 736-4859

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RELY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Company entered into a transition agreement (the “Transition Agreement”) with Joshua Hug, the Vice Chair of Remitly Global, Inc. (the “Company”), pursuant to which Mr. Hug will transition from his position as Vice Chair of the Company into a non-employee director role effective May 15, 2025. Mr. Hug’s transition did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments.

The Transition Agreement provides that the Company will pay for Mr. Hug’s monthly healthcare coverage under COBRA for 18 months. The Transition Agreement also contains a release of claims by Mr. Hug against the Company. Mr. Hug remains subject to ongoing covenants relating to non-solicitation, non-competition, mutual non-disparagement, and confidentiality.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remitly Global, Inc.

Date: March 6, 2025	By:	/s/ Saema Somalya
Saema Somalya
Chief Legal and Corporate Affairs Officer